EXHIBIT 99.1

Global Self Storage Reports Record First Quarter 2022 Results

Continued Strong Pricing Power, Operational Excellence and Industry Strength Drove Record-High Revenues and Net Operating Income, and Peer-leading FFO and AFFO Growth Rate

Millbrook, NY – May 16, 2022 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, and redevelops self-storage properties, reported results for the first quarter ended March 31, 2022. All comparisons are to the same year-ago period unless otherwise noted.

Q1 2022 Highlights

•
Total revenues increased 15.5% to a record $2.8 million.
•
Operating income increased 45.4% to $675,000.
•
Net income was $283,000 or $0.03 per diluted share.
•
Funds from operations (FFO) increased 51.8% to $914,000 or $0.09 per diluted share (see definition of this and other non-GAAP measures and their reconciliation to GAAP, below).
•
Adjusted FFO (AFFO), a non-GAAP term, increased 53.3% to $972,000 or $0.09 per diluted share.
•
Same-store revenues increased 15.6% to a record $2.8 million.
•
Same-store net operating income (NOI), a non-GAAP term, increased 22.2% to a record $1.7 million.
•
Same-store occupancy at March 31, 2022 decreased to 92.6% from 94.8% at March 31, 2021, as the company optimized rental revenue under its proprietary revenue rate management program.
•
Same-store average tenant duration of stay at March 31, 2022 was approximately 3.2 years, up from approximately 2.8 years as of March 31, 2021.
•
Maintained quarterly dividend of $0.065 per share.
•
Capital resources at March 31, 2022 totaled approximately $21.8 million. This was comprised of $3.5 million in cash and cash equivalents and restricted cash, $3.3 million in marketable securities, and $15 million available under a credit facility.

Management Commentary

“In Q1, our strong pricing power and proprietary revenue rate management program drove another quarter of record revenues and net operating income,” stated Global Self Storage president and CEO, Mark C. Winmill. “We also continued to lead our peers in FFO and AFFO growth rate.

“This exceptional performance was driven by our unique approach to self-storage management and the effectiveness of our proprietary revenue rate management program. This has enabled us to capture the increased demand for self storage while maintaining a competitive market price at our owned and managed properties. We have been able to optimize each store’s occupancy, rental revenue and NOI by dynamically managing move-in street rates and existing tenant rent increases.

“Our board of directors has continued to regularly review our strategic business plan, including topics and metrices like capital formation, debt versus equity ratios, dividend policy, use of capital and debt, FFO and AFFO performance, and optimal cash levels. Under their guidance, we have continued to strengthen our balance sheet, including increasing our total available capital resources to approximately $21.8 million at quarter end. These capital resources position us to pursue a variety of potential growth opportunities, such as additional expansion projects at our existing properties and pursuing acquisitions—either as wholly owned or through joint ventures.

“We have been evaluating a number of potential transactions in secondary and tertiary markets in the Northeast, Mid-Atlantic, Midwest and South-Central regions of the country. In these regions we would expect lower supply growth and generally less competition from other professionally managed self-storage companies as compared to other markets. We believe these markets would also be well suited to our proprietary revenue rate management program.

“In times of moderate to high inflation, public REITs have historically outperformed the S&P 500 in terms of higher returns and financial performance. This has been especially true for the self-storage sector of the real estate market, which can maintain a hedge against inflation because of its ability to quickly adapt its pricing to market conditions by virtue of its month-to-month rentals. Self-storage has also historically performed well during periods of economic growth and recession.

“We currently anticipate the elevated demand for self-storage to continue in 2022, supported by the ongoing suburban relocation trend and use of home offices. Given these favorable industry fundamentals and proven effectiveness of our highly adaptive revenue rate management program, we continue to expect another strong year ahead for Global Self Storage.”

Dividend

On March 1, 2022, the company declared a quarterly dividend of $0.065 per share, consistent with the quarterly dividend for the same period last year and the previous quarter.

Q1 Financial Summary

Total revenues increased 15.5% to $2.8 million in the first quarter of 2022, as compared to $2.4 million in the same period last year. This increase was due primarily to an increase in rental rates.

Total operating expenses in the first quarter of 2022 increased 8.5% to $2.1 million, as compared to $2.0 million in the same period last year. The increase was primarily attributable to an increase in general and administrative expenses.

Operating income increased 45.4% to $675,000 in the first quarter of 2022, as compared to $464,000 in the same period last year.

Net income was $283,000 or $0.03 per diluted share in the first quarter of 2022, as compared to $411,000 or $0.04 per diluted share in the same period last year.

As of March 31, 2022, the company’s capital resources totaled approximately $21.8 million, comprised of $3.5 million in cash, cash equivalents and restricted cash, $3.3 million of marketable securities, and $15.0 million available (and still currently available) for withdrawal under the company’s revolving credit facility.

Q1 Same-Store Results

At March 31, 2022, Global Self Storage owned 12 same-store properties and no non-same-store properties, and managed one third-party owned property.

For the first quarter of 2022, same-store revenues increased 15.6% to $2.8 million compared to $2.4 million in the same period last year. This increase was due primarily to consistent rent collections, despite the continued impact of the COVID-19 pandemic and increased rental rates.

Same-store cost of operations in the first quarter increased 6.0% to $1.1 million compared to $1.0 million in the same period last year. This increase in same-store cost of operations was due primarily to increased expenses for utilities and real estate property taxes.

Same-store NOI increased 22.2% to $1.7 million in the first quarter of 2022, compared to $1.4 million in the same period last year. The increase was primarily due to the increase in same-store revenues.

Same-store occupancy at March 31, 2022 decreased to 92.6% from 94.8% at March 31, 2021.

Same-store average duration of tenant stay at March 31, 2022 was 3.2 years, up from approximately 2.8 years at March 31, 2021.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

Q1 Operating Results

Net income in the first quarter of 2022 was $283,000 or $0.03 per diluted share, compared to $411,000 or $0.04 per diluted share in the first quarter of 2021.

Property operations expense increased to $1.1 million in the first quarter of 2022, as compared to $1.0 million in the same period last year.

General and administrative expenses increased to $682,000 in the first quarter of 2022, as compared to $579,000 in the same period last year.

Business development costs increased to $5,300 in the first quarter of 2022 compared to no business development costs in the same period last year.

Interest expense for the first quarter of 2022 decreased to $189,000from $285,000 in the year-ago period. This decrease was attributable to a lower amount of funds drawn and fluctuating interest expense on funds drawn on the company’s revolving credit facility and to the change in fair value of the interest rate cap. The cash payments for the $20 million loan remain the same every month until June 2036.

FFO in the first quarter of 2022 increased 51.8% to $914,000 or $0.09 per diluted share, compared to FFO of $602,000 or $0.06 per diluted share in the same period last year.

AFFO in the first quarter of 2022 increased 53.3% to $972,000 or $0.09 per diluted share, compared to AFFO of $634,000 or $0.07 per diluted share in the same period last year.

Q1 2022 FFO and AFFO(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Net income	$283,207	$411,247
Eliminate items excluded from FFO:
Unrealized loss (gain) on marketable equity securities	225,751	(214,736)
Depreciation and amortization	404,921	405,615
FFO attributable to common stockholders	913,879	602,126
Adjustments:
Compensation expense related to stock-based awards	52,604	31,706
Business development, capital raising, store acquisition, and third-party management marketing expenses	5,300	—
AFFO attributable to common stockholders	$971,783	$633,832

Earnings per share attributable to common stockholders - basic	$0.03	$0.04
Earnings per share attributable to common stockholders - diluted	$0.03	$0.04
FFO per share - diluted	$0.09	$0.06
AFFO per share - diluted	$0.09	$0.07

Weighted average shares outstanding - basic	10,660,921	9,292,488
Weighted average shares outstanding - diluted	10,722,063	9,309,287

Additional Information

More information about the company’s first quarter 2022 results, including financial statements and related notes, is available on Form 10-Q as filed with the U.S. Securities and Exchange Commission and posted to the investor relations section of the company’s website.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the Company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

Adjusted FFO (“AFFO”) and AFFO per share are non-GAAP measures that represents FFO and FFO per share excluding the effects of business development, capital raising, and acquisition related costs and non-recurring items, which we believe are not indicative of the Company’s operating results. AFFO and AFFO per share are not a substitute for net income or earnings per share. AFFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. Management presents AFFO because the company believes it is a helpful measure in understanding its results of operations insofar as management believes that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of the company’s ongoing operating results. The company also believes that the analyst community considers the company’s AFFO (or similar measures using different terminology) when evaluating the company. Because other REITs or real estate companies may not compute AFFO in the same manner as the company does, and may use different terminology, the company’s computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies. However, the company believes that to further understand the performance of its stores, AFFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

The company believes net operating income or “NOI” is a meaningful measure of operating performance because we utilize NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, the company believes the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.

Same-Store Self Storage Operations Definition

The company considers its same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. The company considers a store to be stabilized once it has achieved an occupancy rate that management believes, based on our assessment of market-specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. The company believes that same-store results are useful to investors in evaluating the company’s performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions, or new ground-up developments. At March 31, 2022, the company owned twelve same-store properties and zero non same-store properties. The company believes that, by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, and NOI, stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions, or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements, including the negative impacts from COVID-19 on the economy, the self storage industry, the broader financial markets, the company's financial condition, results of operations and cash flows and the ability of the company's tenants to pay rent. The company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Company Contact:

Thomas O’Malley, Chief Financial Officer

Global Self Storage

1 (212) 785-0900, ext. 267

tomalley@globalselfstorage.us

Investor Relations Contact:

Ron Both or Justin Lumley

CMA Investor Relations

Tel (949) 432-7566

Email contact

Media Contact:

Tim Randall

CMA Media Relations

Tel (949) 432-7572

Email Contact

GLOBAL SELF STORAGE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Real estate assets, net	$58,014,635	$58,390,066
Cash and cash equivalents	3,325,627	2,899,701
Restricted cash	183,242	163,998
Investments in securities	3,257,431	3,483,182
Accounts receivable	119,581	120,641
Prepaid expenses and other assets	538,570	543,528
Line of credit issuance costs, net	228,604	254,004
Goodwill	694,121	694,121
Total assets	$66,361,811	$66,549,241
Liabilities and equity
Note payable, net	$17,794,791	$17,916,513
Accounts payable and accrued expenses	1,615,081	1,514,631
Total liabilities	19,409,872	19,431,144
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized; no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 10,800,278 shares and 10,708,613 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	108,003	107,086
Additional paid in capital	47,101,417	46,851,360
Retained earnings (accumulated deficit)	(257,481)	159,651
Total stockholders’ equity	46,951,939	47,118,097
Total liabilities and stockholders’ equity	$66,361,811	$66,549,241

GLOBAL SELF STORAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Revenues
Rental income	$2,708,784	$2,333,238
Other property related income	92,531	90,753
Management fees and other income	19,498	18,197
Total revenues	2,820,813	2,442,188
Expenses
Property operations	1,053,734	994,023
General and administrative	682,153	578,617
Depreciation and amortization	404,921	405,615
Business development	5,300	—
Total expenses	2,146,108	1,978,255
Operating income	674,705	463,933
Other income (expense)
Dividend and interest income	23,019	18,070
Unrealized (loss) gain on marketable equity securities	(225,751)	214,736
Interest expense	(188,766)	(285,492)
Total other expense, net	(391,498)	(52,686)
Net income and comprehensive income	$283,207	$411,247
Earnings per share
Basic	$0.03	$0.04
Diluted	$0.03	$0.04
Weighted average shares outstanding
Basic	10,660,921	9,292,488
Diluted	10,722,063	9,309,287

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on the company’s consolidated statements of operations for the periods indicated (unaudited):

	For the Three Months Ended March 31,
	2022	2021
Net income	$283,207	$411,247
Adjustments:
Management fees and other income	(19,498)	(18,197)
General and administrative	682,153	578,617
Depreciation and amortization	404,921	405,615
Business development	5,300	—
Dividend and interest	(23,019)	(18,070)
Unrealized loss (gain) on marketable equity securities	225,751	(214,736)
Interest expense	188,766	285,492
Total same-store net operating income	$1,747,581	$1,429,968

	For the Three Months Ended March 31,
	2022	2021
Same-store revenues	$2,801,316	$2,423,992
Same-store cost of operations	1,053,735	994,024
Total same-store net operating income	$1,747,581	$1,429,968